UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2023

Onex Falcon Direct Lending BDC Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-01405	86-3687484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21 Custom House Street, 10th Floor Boston, MA	02110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 412-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 21, 2023, the Board of Trustees (the “Board”) approved an amended and restated fee waiver letter (the “Amended and Restated Fee Waiver Letter”) between Onex Falcon Direct Lending BDC Fund (the “Company”, “we” or “our”) and Onex Falcon Investment Advisors, LLC (the “Adviser”). Under the Amended and Restated Fee Waiver Letter, the incentive fee on income will be reduced to 12.5% from 15%, effective as of October 1, 2023. The annualized hurdle rate will remain 7% and there will be no change to the preferred return requirement, other than accounting for the change in the incentive fee for the period following October 1, 2023, or catch-up provision. The incentive fee on capital gains will also be reduced to 12.5% from 15% effective October 1, 2023.

The description above is only a summary of the material provisions of the Amended and Restated Fee Waiver Letter and does not purport to be complete and is qualified in its entirety by reference to the provisions in the Amended and Restate Fee Waiver Letter, which is attached hereto as Exhibit 10.1.

Item 3.02.	Unregistered Sale of Equity Securities.

On July 3, 2023, the Company sold 630,841 unregistered common shares of beneficial interest, par value $0.001 (the “Common Shares”) (with the final number of shares being determined on July 24, 2023) to investors, including feeder vehicles. The Common Shares were sold in a private placement in the United States under the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and Regulation S under the Securities Act (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Amount of Common Shares	Consideration
As of July 3, 2023 (number of shares finalized on July 24, 2023)	630,841	$15,525,000

Item 7.01.	Regulation FD Disclosure.

Portfolio and Business Commentary

(All figures as of June 30, 2023, unless otherwise noted)

For the quarter ended June 30, 2023, the Company’s net asset value (“NAV”) per share was $24.61, up 0.6% from $24.47 as of March 31, 2023. The Company’s year-to-date return through June 30, 2023 was 5.1%. The Company’s annualized distribution rate is 9.8% as of June 2023.1

As of June 30, 2023, the Company’s portfolio was $521.5 million based on fair market value across 29 portfolio companies and 15 industries. The Company’s unfunded commitments was $45.7 million at June 30, 2023. Given our focus on lower middle market borrowers and our conservative structuring approach, our portfolio remained defensively positioned with 97% first lien debt investments and 100% floating rate debt investments based on fair market value. As of June 30, 2023, there were no investments on non-accrual status.

We continue to operate around the low end of our target leverage ratio of 0.9x to 1.0x net debt to equity and remain focused on optimizing our funding sources and liquidity. As of June 30, 2023, the Company’s net leverage ratio was 0.79x2. The Company has remaining facility sizes totaling $165.0 million.3

Since inception and as of June 30, 2023, the Company has closed on 34 portfolio investments totaling over $660.0 million of commitments at the time of original closing. At the time of original closing for these 34 borrowers, the weighted average senior leverage was approximately 4.5 times, the loan-to-value ratio was approximately 38%, and the weighted average spread over reference rate to the London Interbank Offered Rate (“LIBOR”) or Secured Overnight Financing Rate (“SOFR”) was 660 bps. As of July 30, 2023, there were 29 borrowers in the portfolio with total outstanding commitments, including unfunded loan commitments, of approximately $583.0 million.

On May 11, 2023, the Adviser agreed to permanently waive a portion of the base management fee payable by the Company under the Investment Advisory Agreement pursuant to a fee waiver letter (the “Fee Waiver Letter”). Pursuant to the Fee Waiver Letter, beginning on July 1, 2023, the Adviser has agreed to waive the base management fee in excess of 1.25% of the Company’s net assets as of the end of the most recently completed calendar quarter; provided that the base management fee shall not be greater than 1.25% of the Company’s total assets (excluding cash and cash equivalents) at the end of the most recently completed calendar quarter.

On July 21, 2023, the Board approved the Amended and Restated Fee Waiver Letter between the Company and the Adviser. Under the Amended and Restated Fee Waiver Letter, the incentive fee on income will be reduced to 12.5% from 15%, effective as of October 1, 2023. The annualized hurdle rate will remain 7% and there will be no change to the preferred return requirement, other than accounting for the change in the incentive fee for the period following October 1, 2023, or catch-up provision. The incentive fee on capital gains will also be reduced to 12.5% from 15% effective October 1, 2023.

1.

The annualized distribution rate is calculated by multiplying the current quarter’s distribution per share by four and dividing the result by the prior month’s NAV per share. If the calculation was based on the current NAV per share, the annualized distribution rate would be 9.8% as of June 2023.

2.	Net leverage ratio is defined as debt outstanding less cash and cash equivalents, divided by net assets.
3.	Includes borrowing facility sizes of $340.0 million under our SPV facility and $80.0 million under our revolving Onex loan.

The information disclosed under this Item 7.01 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 8.01.	Other Events.

Net Asset Value

The net asset value (“NAV”) per share of each class of the Company as of June 30, 2023, as determined in accordance with the Company’s valuation policy, is set forth below.

NAV per share as of June 30, 2023
Common shares of beneficial interest, par value $0.001	$24.61

As of June 30, 2023, the Company’s aggregate net asset value was $293.0 million and the fair value of its investment portfolio was $521.5 million.

Status of Offering

The Company has sold Common Shares as part of the Private Offering. The following table lists the Common Shares issued and total consideration for the Private Offering as of the date of this filing. The Company intends to continue selling Common Shares in the Private Offering on a quarterly basis.

	Common Shares Issued	Total Consideration
Common shares of beneficial interest, par value $0.001	12,540,025	$326.9 million

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Fee Waiver Letter to Investment Advisory Agreement, dated July 21, 2023*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed Herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEX FALCON DIRECT LENDING BDC FUND

Date: July 24, 2023	By:	/s/ Edward U. Gilpin
	Name:	Edward U. Gilpin
	Title:	Chief Financial Officer and Treasurer